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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:                        FINANCIAL ANALYST AND INVESTOR CONTACTS:
JOANNE HELLEBRAND RASCH                HAI TRAN
USINTERNETWORKING, INC.                USINTERNETWORKING, INC.
(410) 897-4532                         (410) 897-4495
JOANNE.RASCH@USI.NET                   HAI.TRAN@USI.NET

JOSEPH VUKSON                          BOB JOYCE
FITZGERALD COMMUNICATIONS              FITZGERALD COMMUNICATIONS
(617) 588-2258                         (617) 588-2298
JVUKSON@FITZGERALD.COM                 BJOYCE@FITZGERALD.COM


                             USINTERNETWORKING, INC.

                        USINTERNETWORKING, INC. ANNOUNCES
                            THREE-FOR-TWO STOCK SPLIT

ANNAPOLIS, MD, NOVEMBER 30, 1999-- USinternetworking, Inc. (Nasdaq: USIX) today announced that its Board of Directors approved a three-for-two stock split of the Company's common stock. All shareholders of record at the close of business on December 3, 1999 will receive one additional share of common stock for every two shares owned. The additional shares will be distributed on or about December 17, 1999. Upon completion of the stock split, the Company will have approximately 60,952,710 shares of common stock outstanding.

USinternetworking implements, operates and supports packaged software applications that can be accessed and used over the Internet. To execute its strategy, the company has established agreements with leading software vendors in key application areas, including: BroadVision and Microsoft in e-commerce; Siebel in sales force automation, customer service and enterprise marketing; PeopleSoft and Lawson in human resources and financial management; Microsoft in enterprise messaging and collaboration; Niku in professional services automation; and Sagent in decision-making support.

INTERNET MANAGED APPLICATION PROVIDER, IMAP, APPHOST AND PRIORITYPEERING ARE SERVICE MARKS OF USINTERNETWORKING, INC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS. USI STRATEGIC PARTNERS AND PROVIDERS ARE PUBLICLY TRADED ON NASDAQ UNDER THE SYMBOLS: BVSN, CSCO, MSFT, PSFT, SEBL, AND SGNT.